RESIDENTIAL FUNDING CORPORATION

Letter Regarding Uniform Single Attestation
Program for Mortgage Bankers
December 31, 1995









INDEPENDENT AUDITORS' REPORT


Board of Directors
Residential Funding Corporation
Minneapolis, Minnesota  55437

We have examined management's assertion about
Residential Funding Corporation's (RFC) compliance with their minimum servicing standards in their role as Master Servicer as of and for the year ended December
31, 1995 included in the accompanying management assertion. Such assertions were examined related to those mortgage loans included in the Series of Certificates listed in the attached Exhibit 1. Our testing procedures were applied only to the Series of Certificates serviced on or before September 30, 1995.
Direct servicing functions are performed by various subservicers. Management is responsible for RFC's compliance with their minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified
Public Accountants and, accordingly, included examining, on a test basis, evidence about RFC's compliance with their minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. Loans and Series of Certificates subject to such procedures were selected from RFC's portfolio using sampling methods.
Accordingly, we make no representation that our examination procedures were performed on specific
Series of Certificates listed in the attached Exhibit
1. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on RFC's compliance with their minimum servicing standards.

In our opinion, management's assertion that RFC complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1995 is fairly stated in all material respects except for noncompliance with item VI of RFC's minimum servicing standards.

This report is intended solely for the information of the Board of Directors and management of RFC and others for whom RFC services mortgage loans for the Series of Certificates included in the attached Exhibit 1 and should not be used for any other purpose.




January 26, 1996






DELOITTE & TOUCHE LLP
400 One Financial Plaza
Minneapolis, MN  55402

As of and for the year ended December 31, 1995, Residential Funding Corporation (RFC) has complied in all material respects with our minimum servicing standards set forth below for those loans serviced for others under master servicing arrangements, except as stated in Section VI - Delinquencies. Direct servicing functions are performed by various subservicers.

Our minimum standards are:

I.                  CUSTODIAL BANK ACCOUNTS

1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

be mathematically accurate;
be prepared within thirty (30) calendar days after the cutoff date;

be reviewed and approved by someone other than the person who prepared the reconciliation; and document explanations for reconciling items.

 These reconciling items shall be resolved within ninety(90) calendar days of their original identification.

2. Each custodial and escrow account as maintained by the master servicer and subservicer shall be maintained in an eligible account in trust for the applicable certificateholders as prescribed by applicable pooling and servicing agreements.

3. Funds shall be advanced by the master servicer or the subservicer, as required by applicable pooling and servicing agreements in accordance with the amortization schedules of each mortgage loan, or for overdrafts in the mortgagers escrow accounts.

II.                   SUBSERVICER REMITTANCES

1. Remittances for mortgage payments and payoffs received from subservicers shall be deposited into the applicable investor custodial bank account within one business day of receipt.

2. Remittances from subservicers shall be reconciled to applicable mortgagor records during the appropriate accounting cycle.

3. Reconciliations shall be performed monthly for each subservicer remittance. These reconciliations shall:

be mathematically accurate;

be prepared within thirty (30) days after the cutoff date.

III.                  DISBURSEMENTS

1. Disbursements to investors shall be made in accordance with the applicable pooling and servicing agreement and/or the prospectus indicating how cash flows are to be allocated.

  2. Amounts remitted to investors per our investor reports shall agree with the custodial bank statements.

3. Only permitted withdrawals per the applicable pooling and servicing agreements shall be made from the custodial accounts for certificateholders.

4. Disbursements of investor funds from custodial accounts via wire transfer shall be made only by authorized personnel.

IV.                   INVESTOR ACCOUNTING AND REPORTING

Statements to the certificateholders shall be made with each monthly distribution in accordance with applicable pooling and servicing agreements detailing the applicable distribution activity and effect on the unpaid principal balance of the mortgage loans.

V.                    MORTGAGOR LOAN ACCOUNTING

1. Uniform Single Attestation Program reports from subservicers will be obtained to provide a basis in meeting our minimum servicing standards.

2. Mortgage loan records shall agree with, or reconcile to, the mortgage loan records maintained by the subservicer with respect to unpaid principal balance on a monthly basis.

VI.                   DELINQUENCIES

Reports from subservicers identifying delinquent loans shall be received and reviewed monthly. Reports shall be made with each distribution to certificateholders as to the number and aggregate principal balances of delinquent mortgage loans, based on the most recent reports furnished by the subservicers.

Modifications to the investor reporting system resulted in delinquency amounts not being accurately reported for certain loans that became real estate owned (REO) during the current accounting period. These discrepancies were corrected in the immediate subsequent accounting period. The system modications causing these discrepancies were corrected in August, 1995.

VII.                  INSURANCE POLICIES

As of and for this same period, RFC had in effect a fidelity bond and errors and omissions policy in the amount of $150,000,000 and $60,000,000, respectively.




/s/ Bruce Paradis
Bruce Paradis
Managing Director - President



/s/ Chris Nordeen
Chris Nordeen
Managing Director - Distribution






/s/Davee Olson
Davee Olson
Managing Director - CFO



/s/ Scott Young
Scott Young
Managing Director - Controller








          EXHIBIT I

RESIDENTIAL FUNDING CORPORATION

SERVICED SERIES WITH INITIAL CUTOFF DATE PRIOR TO
SEPTEMBER 30, 1995
DECEMBER 31, 1995
1986 Series

1986-12
1986-15
1986-PC-7R
1986-U1
1986-U5
1986-U7
1986 NY Series A

1987 Series
1987-1
1987-2
1987-3
1987-4
1987-6
1987-S1
1987-S2
1987-S4
1987-S5
1987-S6
1987-S7
1987-S8
1987-S9
1987-SA
1987-U3
1987-U4
1987-U5
1987-U6
1987-U7
1987-U9
1987-U10
1987-U11-A
1987-U13-A
1987-U14
1987-U15
1987-U16
1987-U17
1987-U18
1987-U19
1987-WH1-A
1987-WH1-B
1987-WHI-C
1987 NY Series A

1988 Series
1988-3A
1988-3B
1988-3C
1988-4B
1988-4C
1988-4D
1988-S1
1988-SW1
1988-U1
1988-U2
1988-U3
1988-U4
1988-U5
1988-U8
1988-U9
1988-U10
1988 NY Series A

1989 Series
1989-2
1989-3A
1989-3B
1989-3C
1989-4A
1989-4B
1989-4C
1989-4D
1989-4E
1989-5A
1989-5B
1989-7
1989-3 (PBSFC)
1989-4 (PBSFC)
1989-S1
1989-S2
1989-S3
1989-S4
1989-S5
1989-S6
1989-SW1A
1989-SW1B
1989-SW2
1989-U1
1989-WH1

1990 Series
1990-1
1990-2
1990-3A
1990-3B
1990-3C
1990-4
1990-5
1990-6
1990-7
1990-8
1990-9
1990-10
1990-12
1990-13
1990-PC1
1990-PC2
1990-PC3
1990-PC4
1990-PC5
1990-PC6
1990-S1
1990-S14
1990-S17
1990-MS1A
1990-MS1B
1990-MS1C
1990-MS1D
1990-MS1E
1990-SW1A
1990-SW1B
1990-SW1C
1990-SW2A
1990-SW2B
1990-SW3
1990-R16
1990-WH1
1990-WH2
1990C-1A
1990C-1B
1990C-1C
1990C-1D
1990C-1E
1990C-1F
1990C-1G
1990C-1H
1990C-1I
1990C-1J
1990C-1K
1990 NY Series A

1991 Series
1991-S1
1991-3
1991-4
1991-S5
1991-S7
1991-S8
1991-R9
1991-S11
1991-S12
1991-R13
1991-R14
1991-S15
1991-S19
1991-20
1991-21A
1991-21B
1991-21C
1991-S22
1991-23
1991-S24
1991-25A
1991-25B
1991-S28
1991-S29
1991-S30
1991-S31
1991-MS1A
1991-MS1B
1991-MS1C
1991-MS2
1991-MS3A
1991-MS3B
1991-MS3C
1991-SW1A
1991-SW1B
1991-SW1C
1991-SW5A
1991-SW5B
1991-WH4A
1991-WH4B
1991-J2
1991-J3

1992 Series
1992-S1
1992-S2
1992-S3
1992-S4
1992-S5
1992-S6
1992-S7
1992-S8
1992-S9
1992-S10
1992-S11
1992-S12
1992-13
1992-S14
1992-S15
1992-S16
1992-17A
1992-17B
1992-17C
1992-S18
1992-S19
1992-S20
1992-S21
1992-S22
1992-S23
1992-S24
1992-S25
1992-S26
1992-S27
1992-S28
1992-S29
1992-S30
1992-S31
1992-S32
1992-S33
1992-S34
1992-S35
1992-S36
1992-S37
1992-S38
1992-S39
1992-S40
1992-S41
1992-S42
1992-S43
1992-S44
1992-SW1A
1992-SW1B
1992-SW1C
1992-SW3
1992-SW4
1992-SW5
1992-SW6
1992-SW7
1992-SW12
1992-U2
1992-U10
1992-U11
1992-WH8
1992-A
1992-D
1992-2
1992-4
1992-5
1992-J1
1992-J9
1992-J10

1993 Series
1993-1
1993-6
1993-19
1993-J1
1993-J2
1993-J3
1993-J4
1993-J5
1993-J6
1993-MZ1
1993-MZ2
1993-MZ3
1993-PC3
1993-PC6
1993-PC7
1993-PC9A
1993-PC9B
1993-PC9C
1993-PC9D
1993-PC9F
1993-PC9G
1993-PC9H
1993-PC9I
1993-PC9J
1993-PC11A
1993-PC11B
1993-PC11C
1993-PC12
1993-PC12A
1993-S1
1993-S2
1993-S3
1993-S4
1993-S5
1993-S6
1993-S7
1993-S8
1993-S9
1993-S10
1993-S11
1993-S12
1993-S13
1993-S14
1993-S15
1993-S16
1993-S17
1993-S18
1993-S20
1993-S21
1993-S22
1993-S23
1993-S24
1993-S25
1993-S26
1993-S27
1993-S28
1993-S29
1993-S30
1993-S31
1993-S32
1993-S33
1993-S34
1993-S35
1993-S36
1993-S37
1993-S38
1993-S39
1993-S40
1993-S41
1993-S42
1993-S43
1993-S44
1993-S45
1993-S46
1993-S47
1993-S48
1993-S49
1993-WH2
1993-WH4A
1993-WH4B
1993-WH4C
1993-WH8
1993-WH10
1993-WH13
1993-WH13A
1993-WH14
1993-WH14A-94
1993-WH15A
1993-WH15B
1993-WH15C
1993-WH15D
1993-WH15E-94
1993-WH15F-94
1993-WH15G-94
1993-WH15H-94
1993-WH15I-94
1993-WH15J-94
1993-WH15K-94

1994 Series
1994-MZ1
1994-RS4
1994-S1
1994-S2
1994-S3
1994-S5
1994-S6
1994-S7
1994-S8
1994-S9
1994-S10
1994-S11
1994-S12
1994-S13
1994-S14
1994-S15
1994-S16I
1994-S16II
1994-S16III
1994-S17
1994-S18
1994-S19
1994-S20
1994-WH1
1994-WH2
1994-WH3
1994-WH4A
1994-WH4B
1994-WH4C
1994-WH4D
1994-WH4E
1994-WH4F
1994-WH5
1994-WH8
1994-WH9
1994-WH10
1994-WH11A
1994-WH11B
1994-WH12
1994-WH14
1994-WH15
1994-WH16A
1994-WH16B
1994-WH16C
1994-WH16D
1994-WH17
1994-WH18
1994-WH20
1994-WH21A
1994-WH21B
1994-WH22
1994-WH23

1995 Series
1995-J1
1995-J2
1995-J3
1995-J4
1995-K1
1995-KS1
1995-KS2
1995-KS3-I
1995-KS3-II
1995-QS1
1995-S1
1995-S2
1995-S3
1995-S4
1995-S6
1995-S7
1995-S8
1995-S9
1995-S10
1995-S11
1995-S12
1995-S13
1995-S14
1995-WH1
1995-WH2
1995-WH3
1995-WH4
1995-WH5
1995-WH7
1995-WH8
1995-WH9
1995-WH10
1995-WH11
1995-WH12
1995-WH13
1995-WH14
1995-WH15
1995-WH16
1995-WH17
1995-WH18
1995-1
1995-1A
1995-HWH1
1995-HWH2

EXHIBIT II

RESIDENTIAL FUNDING CORPORATION

SERVICED SERIES AS OF SEPTEMBER 30, 1995

Loans Serviced for Others:

Citizens Thrift & Loan Association
      Pool 5001

Liberty Lending Services, Inc.
      Pool 5900

Metropolitan Bank
      Pool 5901

Owensboro National Bank
      Pools 5000, 5002, 5004

Salomon Brothers Realty
      Pool 5005